Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-42319, No. 333-60161, No. 333-30414, No. 333-52098, No. 333-110462 and No. 333-110461) of Peak International Limited of our report dated April 22, 2004 relating to the financial statements and financial statement schedule which appear in this Form 10-K as of and for the year ended March 31, 2004.

/s/    PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong

June 18, 2004